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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) May 19, 2000



                           Wilshire Technologies, Inc.
               (Exact Name of Registrant as Specified in charter)


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
        California                    0-20866                    33-0433823
(State or Other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)
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                  5861 Edison Place, Carlsbad, California 92008
                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code (760) 929-7200

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On May 19, 2000 the Company completed the sale of certain assets and selected liabilities of the Company's Wilshire Contamination Control division (the "division") to Foamex Asia Co. LTD. (the "Buyer"), an affiliate of Foamex International (FMX:NASDAQ) for a maximum sales price of $2,500,000.

Payments are due from the Buyer on a quarterly basis based on a fixed percentage of sales by the buyer of certain products, as defined in the asset purchase agreement, subject to certain cash flow provisions.

As no proceeds were due to the Company on the date of closing, the Company has recorded a receivable which equates to the net book value of the net assets sold. Such receivable totals $945,000. The Company has a secured interest in the net assets sold. All payments of the sales price will be applied against the receivable, under the cost recovery method, with no recognition of gain until the receivable is paid in full. The Company believes that the asset recorded is not impaired.

In conjunction with the sale of the Division, the Company recorded a loss of $314,000 associated with the write-off of Goodwill on the books of the Company related to Contamination Control products.

Foamex International is an international developer, manufacturer and supplier of high-quality foam, including key materials utilized in Contamination Control environments. Foamex Asia, located in Singapore and in Thailand, is currently a major supplier of specialty foam products to the Asian market.

Steve Scibelli, President of Foamex Asia, served as Chief Executive Officer of Wilshire Technologies from 1994 until 1996. Mr. Scibelli currently owns 96,073 shares of Company stock. In addition, the Company is continently obligated to pay certain other benefits to Mr. Scibelli.

The Company believes the transaction was in its best interests due to the likelihood of increased sales of contamination control products resulting from lower manufacturing costs that could be achieved by Foamex Asia Ltd. The sale of the Division will increase the Company's negative cash flow through the remainder of fiscal year 2000, however Trilon Dominion, the Company's largest shareholder with over 72% of the shares outstanding, has advised the Company that it will continue to support the Company as necessary through the end of fiscal year 2000, although no assurance of their support can be given. Furthermore, the sale of the Division to Foamex Asia Co. Ltd., allows the Company to better focus its efforts on the polyurethane glove business.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements of Businesses Acquired.

        Inapplicable.

(b)     Pro forma financial information.

        None.


(c)     Exhibits.


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
Exhibit No.            Description
-----------            -----------
10.168                 The following unaudited pro forma consolidated financial
                       statements:

                       Consolidated Balance Sheet as of February 29, 2000. (Unaudited)

                       Pro forma Consolidated Statement of Operations for the fiscal year ended November 30, 1999 (Unaudited) and the three months ended February 29, 2000 (Unaudited)

                       Notes to Pro Forma Consolidated Financial Statements (Unaudited)
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WILSHIRE TECHNOLOGIES, INC.

July 14, 2000                                    By /s/ KATHLEEN E TERRY
                                                 -------------------------
                                                     Kathleen E. Terry
                                                  Chief Financial Officer